Exhibit 23




             INDEPENDENT REGISTERED ACCOUNTANTING FIRM'S CONSENT OF
                        GROBSTEIN, HORWATH & COMPANY LLP


To the Board of Directors
US Global Nanospace, Inc.


We hereby consent to the incorporation by reference in this Form S-8 of our report dated July 6, 2005, with respect to the balance sheet of US Global Nanospace, Inc. as of March 31, 2005, and the related statements of operations, stockholders' deficit, and cash flows and for the years ended March 31, 2005 and 2004.


/s/ Grobstein, Horwath and Company LLP

Sherman Oaks, California
September 9, 2005